Calculation of Filing Fee Tables
S-3
Viewbix Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	Other	1,472,000	$ 2.00	$ 2,944,000.00	0.0001381	$ 406.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,944,000.00		$ 406.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 406.57
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock, par value $0.0001 per share ("common stock"), of Viewbix Inc. (the "Registrant"), that may be offered or become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock. (2) Consists of an aggregate of 1,472,000 shares of the Registrant's common stock consisting of: (i) 800,000 shares of the Registrant's common stock issued in March 2026 in connection with a private placement originally entered in November 2025 and amended in January 2026 (the "Private Placement"), (ii) 640,000 shares of the Registrant's common stock issuable upon the exercise of common warrants issued in March 2026 in connection with the Private Placement and (iii) 32,000 shares of the Registrant's common stock issuable upon the exercise of advisor warrants issued in March 2026 in connection with the Private Placement. All 1,472,000 shares of common stock are to be offered for resale by the selling stockholders named in the prospectus contained in this Registration Statement on Form S-3. (3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high ($2.09) and low ($1.90) sale prices of the Registrant's shares of common stock on the Nasdaq Capital Market on April 6, 2026. (4) The Registrant will not receive any proceeds from the sale of shares of its common stock by the selling stockholders.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date